Exhibit 99.1

QUEST DIAGNOSTICS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

•	Adjusted diluted EPS of $1.17, up 4.5%

•	Reported diluted EPS of $1.11, up 8.8%

•	Revenues of $1.9 billion, essentially unchanged from prior year

•	Full year adjusted earnings guidance unchanged; revenue growth outlook lowered to 1.0% - 2.0%

MADISON, N.J., JULY 19, 2012 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic testing, information and services, announced today that for the second quarter ended June 30, 2012, adjusted income from continuing operations was $187 million, or $1.17 per diluted share, compared to $179 million, or $1.12 per diluted share, in 2011.

For the second quarter of 2012, reported income from continuing operations was $178 million, or $1.11 per diluted share, compared to $164 million, or $1.02 per diluted share, in 2011. Income from continuing operations in the second quarter of 2012 was reduced by $0.06 per diluted share related to restructuring, integration, and CEO succession costs. In the second quarter of 2011, income from continuing operations was reduced by $0.10 per diluted share related to transaction and integration costs associated with the Athena Diagnostics and Celera transactions.

Revenues were $1.9 billion for the second quarter, essentially unchanged compared to 2011. Clinical testing revenues increased 0.7%, with volume, measured by the number of requisitions, up 0.7% and revenue per requisition unchanged from a year ago.

For the second quarter of 2012, adjusted operating income was $350 million, or 18.4% of revenues, compared to $337 million, or 17.7% of revenues, for 2011. Reported operating income was $335 million, or 17.6% of revenues, compared to $317 million, or 16.6% of revenues, in 2011. Cash provided by operations was $251 million, compared to $60 million in 2011. In 2011, cash provided by operations was reduced by the Medi-Cal settlement payment.  During the second quarter of 2012, the company repurchased $50 million of its common shares.

“Quest Diagnostics delivered earnings growth and margin expansion in the quarter, despite revenues that were essentially unchanged from a year ago,” said Steve Rusckowski, President and CEO. “We are accelerating our efforts to drive productivity improvements, reduce costs and restore revenue growth. And we remain focused on increasing shareholder returns through a combination of improved operating performance and disciplined capital deployment.”

First Half Performance

Revenues increased 3.2% from 2011, to $3.8 billion. For the first six months of 2012, adjusted income from continuing operations was $359 million, or $2.24 per diluted share, compared to $343 million, or $2.12 per diluted share in 2011. On a reported basis, income from continuing operations was $337 million, or $2.10 per diluted share, compared to $110 million, or $0.68 per diluted share, for the first half of 2011.

Adjusted operating income for the first half of 2012 was $670 million, or 17.4% of revenues, compared to $638 million, or 17.0% of revenues, for 2011. On a reported basis, operating income was $634 million, or 16.5% of revenues, compared to $348 million, or 9.3% of revenues, in 2011. Cash provided by operations was $412 million in the first half of 2012. In 2011, cash provided by operations was $220 million and was reduced by the Medi-Cal settlement payment. During the first half of 2012, the company repurchased $100 million of its common shares.

Outlook for Full-Year 2012 Updated

For 2012, the company estimates results from continuing operations, before special items, as follows:

•	Revenues to grow between 1% and 2%, compared to the prior outlook of between 2% and 2.5%;

•	Earnings per diluted share to be between $4.45 and $4.60, unchanged from the prior outlook;

•	Operating income as a percentage of revenues to approximate 18%, unchanged from the prior outlook;

•	Cash provided by operations to approximate $1.2 billion, unchanged from the prior outlook; and

•	Capital expenditures to approximate $200 million, compared to the prior outlook of between $200 million and $225 million.

Note on Non-GAAP Financial Measures

As used in this press release, the term adjusted refers to the operating performance measures that exclude the Medi-Cal charge, restructuring and integration charges, transaction costs related to acquisitions, CEO succession costs and the estimated impact of severe weather. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States.

Conference Call Information

Quest Diagnostics will hold its second quarter conference call on July 19, 2012 at 8:00 a.m. Eastern Time. The public may access the conference call through a live audio webcast available on Quest Diagnostics' Investor Relations internet site at www.QuestDiagnostics.com/investor.  The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call.  Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 888-673-3567 for domestic callers, or 402-220-6430 for international callers. Telephone replays will be available until midnight Eastern Time on August 19, 2012.

About Quest Diagnostics

Quest Diagnostics is the world's leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative new diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company's 2011 Annual Report on Form 10-K and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” and “Risk Factors” in the company's Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and the company's 2012 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

TABLES FOLLOW

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Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2012 and 2011
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net revenues	$1,906.8	$1,903.2	$3,843.3	$3,724.8

Operating costs and expenses:
Cost of services	1,110.5	1,104.4	2,227.1	2,201.4
Selling, general and administrative	440.8	462.8	941.4	910.6
Amortization of intangible assets	20.2	18.6	40.4	28.5
Other operating expense, net	0.6	0.6	0.1	236.5
Total operating costs and expenses	1,572.1	1,586.4	3,209.0	3,377.0

Operating income	334.7	316.8	634.3	347.8

Other income (expense):
Interest expense, net	(41.9)	(46.6)	(84.3)	(84.5)
Equity earnings in unconsolidated joint ventures	7.4	7.9	15.0	15.6
Other (expense) income, net	(1.3)	(0.3)	3.5	1.9
Total non-operating expenses, net	(35.8)	(39.0)	(65.8)	(67.0)

Income from continuing operations before taxes	298.9	277.8	568.5	280.8
Income tax expense	112.4	105.8	213.8	155.0
Income from continuing operations	186.5	172.0	354.7	125.8
Income (loss) from discontinued operations, net of taxes	(0.1)	(0.5)	0.2	(0.9)
Net income	186.4	171.5	354.9	124.9
Less: Net income attributable to noncontrolling interests	8.7	8.4	18.1	15.6
Net income attributable to Quest Diagnostics	$177.7	$163.1	$336.8	$109.3

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$177.8	$163.6	$336.6	$110.2
Income (loss) from discontinued operations, net of taxes	(0.1)	(0.5)	0.2	(0.9)
Net income	$177.7	$163.1	$336.8	$109.3

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.12	$1.03	$2.12	$0.68
Income (loss) from discontinued operations	—	—	—	—
Net income	$1.12	$1.03	$2.12	$0.68

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.11	$1.02	$2.10	$0.68
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income	$1.11	$1.02	$2.10	$0.67

Weighted average common shares outstanding:
Basic	158.5	157.6	158.4	159.5
Diluted	159.8	159.4	159.7	161.3

Operating income as a percentage of net revenues	17.6%	16.6%	16.5%	9.3%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2012 and December 31, 2011
(in millions, except per share data)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$173.7	$164.9
Accounts receivable, net	941.5	906.5
Inventories	90.1	89.1
Deferred income taxes	163.5	153.3
Prepaid expenses and other current assets	108.4	87.4
Total current assets	1,477.2	1,401.2
Property, plant and equipment, net	788.6	799.8
Goodwill	5,822.6	5,795.8
Intangible assets, net	1,016.3	1,035.6
Other assets	288.1	281.0
Total assets	$9,392.8	$9,313.4

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$880.2	$906.8
Short-term borrowings and current portion of long-term debt	444.5	654.4
Total current liabilities	1,324.7	1,561.2
Long-term debt	3,378.2	3,370.5
Other liabilities	668.8	666.7
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized at both June 30, 2012 and December 31, 2011; 215.1 shares and 214.6 shares issued at June 30, 2012 and December 31, 2011, respectively	2.2	2.1
Additional paid-in capital	2,357.6	2,347.5
Retained earnings	4,546.3	4,263.6
Accumulated other comprehensive loss	(8.4)	(8.0)
Treasury stock, at cost; 56.8 shares and 57.2 shares at June 30, 2012 and December 31, 2011, respectively	(2,902.5)	(2,912.3)
Total Quest Diagnostics stockholders' equity	3,995.2	3,692.9
Noncontrolling interests	25.9	22.1
Total stockholders' equity	4,021.1	3,715.0
Total liabilities and stockholders' equity	$9,392.8	$9,313.4

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2012 and 2011
(in millions)
(unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$354.9	$124.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	144.0	136.1
Provision for doubtful accounts	147.2	146.0
Deferred income tax (benefit) provision	(11.3)	8.9
Stock-based compensation expense	34.2	35.2
Excess tax benefits from stock-based compensation arrangements	(3.9)	(4.8)
Provision for special charge	—	236.0
Other, net	0.3	6.4
Changes in operating assets and liabilities:
Accounts receivable	(181.9)	(194.1)
Accounts payable and accrued expenses	(87.7)	(74.5)
Settlement of special charge	—	(241.0)
Income taxes payable	28.6	39.3
Other assets and liabilities, net	(12.3)	1.7
Net cash provided by operating activities	412.1	220.1

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(50.6)	(1,136.4)
Sale of securities acquired in business acquisition	—	213.5
Capital expenditures	(77.4)	(78.6)
Increase in investments and other assets	(2.6)	(6.5)
Net cash used in investing activities	(130.6)	(1,008.0)

Cash flows from financing activities:
Proceeds from borrowings	685.0	2,433.3
Repayments of debt	(899.6)	(1,108.8)
Purchases of treasury stock	(100.0)	(835.0)
Exercise of stock options	90.6	97.2
Excess tax benefits from stock-based compensation arrangements	3.9	4.8
Dividends paid	(54.0)	(32.9)
Distributions to noncontrolling interests	(15.8)	(16.8)
Other financing activities, net	17.2	(19.0)
Net cash (used in) provided by financing activities	(272.7)	522.8

Net change in cash and cash equivalents	8.8	(265.1)

Cash and cash equivalents, beginning of period	164.9	449.3

Cash and cash equivalents, end of period	$173.7	$184.2

Cash paid during the period for:
Interest	$82.0	$72.6
Income taxes	$202.8	$107.7

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$177.8	$163.6	$336.6	$110.2
Income (loss) from discontinued operations, net of taxes	(0.1)	(0.5)	0.2	(0.9)
Net income available to common stockholders	$177.7	$163.1	$336.8	$109.3

Income from continuing operations	$177.8	$163.6	$336.6	$110.2
Less: Earnings allocated to participating securities	0.7	0.9	1.3	1.0
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$177.1	$162.7	$335.3	$109.2

Weighted average common shares outstanding - basic	158.5	157.6	158.4	159.5
Effect of dilutive securities:
Stock options and performance share units	1.3	1.8	1.3	1.8
Weighted average common shares outstanding - diluted	159.8	159.4	159.7	161.3

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.12	$1.03	$2.12	$0.68
Income (loss) from discontinued operations	—	—	—	—
Net income	$1.12	$1.03	$2.12	$0.68

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.11	$1.02	$2.10	$0.68
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income	$1.11	$1.02	$2.10	$0.67

2)
Adjusted amounts for operating income, operating income as a percentage of net revenues, income from continuing operations, and diluted earnings per common share represent the Company's results before the impact of the Medi-Cal charge, restructuring and integration charges, transaction costs related to the acquisitions of Athena Diagnostics and Celera Corporation, CEO succession costs, and the estimated impact of severe weather. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States. The following tables reconcile reported results to adjusted results:

	Three Months Ended June 30, 2012
	(dollars in millions, except per share data)
		Restructuring and Integration Charges	CEO Succession Costs
	As Reported	(a)	(b)	As Adjusted
Operating income	$334.7	$12.6	$3.0	$350.3
Operating income as a % of net revenues	17.6%	0.7%	0.1%	18.4%
Income from continuing operations (c)	177.8	7.7	1.8	187.3
Diluted earnings per common share	1.11	0.05	0.01	1.17

(a)	Includes $12.6 million of pre-tax costs primarily associated with professional fees and workforce reductions incurred in connection with further restructuring and integrating our business.

(b)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(c)	For both the restructuring and integration charges, and CEO succession costs, income tax benefits were calculated using a combined federal and state rate of 38.7%.

	Six Months Ended June 30, 2012
	(dollars in millions, except per share data)
		Restructuring and Integration Charges	CEO Succession Costs
	As Reported	(d)	(e)	As Adjusted
Operating income	$634.3	$25.7	$10.1	$670.1
Operating income as a % of net revenues	16.5%	0.7%	0.2%	17.4%
Income from continuing operations (f)	336.6	15.8	6.1	358.5
Diluted earnings per common share	2.10	0.10	0.04	2.24

(d)	Includes $25.7 million of pre-tax costs primarily associated with professional fees and workforce reductions incurred in connection with further restructuring and integrating our business.

(e)	Principally represents accrued severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.

(f)	For both the restructuring and integration charges, and CEO succession costs, income tax benefits were calculated using a combined federal and state rate of 38.7%.

	Three Months Ended June 30, 2011
	(dollars in millions, except per share data)
		Restructuring & Integration Charges	Transaction Costs
	As Reported	(g)	(h)	As Adjusted
Operating income	$316.8	$6.1	$14.3	$337.2
Operating income as a % of net revenues	16.6%	0.3%	0.8%	17.7%
Income from continuing operations (i)	163.6	3.7	11.3	178.6
Diluted earnings per common share	1.02	0.03	0.07	1.12

(g)	Includes $6.1 million of pre-tax restructuring and integration costs, principally associated with workforce reductions.

(h)
Includes $15.1 million of pre-tax transaction costs associated with the acquisitions of Athena Diagnostics and Celera Corporation. Of these costs, $14.3 million, primarily related to professional fees, was recorded in selling, general, and administrative expenses and $0.8 million of financing related costs were recorded in interest expense, net.

(i)
For the impact of restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 39%. Income tax benefit of $3.8 million associated with transaction costs was calculated by applying a combined federal and state rate of 39% to those costs for which a tax benefit has been recorded.

	Six Months Ended June 30, 2011
	(dollars in millions, except per share data)
		Medi-Cal Settlement	Restructuring & Integration Charges	Transaction Costs	Severe Weather
	As Reported	(j)	(k)	(l)	(m)	As Adjusted
Operating income	$347.8	$236.0	$19.4	$16.6	$18.5	$638.3
Operating income as a % of net revenues	9.3%	6.3%	0.5%	0.5%	0.4%	17.0%
Income from continuing operations (n)	110.2	194.7	11.8	15.0	11.3	343.0
Diluted earnings per common share	0.68	1.20	0.07	0.10	0.07	2.12

(j)	Represents the first quarter 2011 pre-tax charge of $236 million associated with the Medi-Cal settlement.

(k)	Includes $19.4 million of pre-tax restructuring and integration charges, principally associated with workforce reductions.

(l)
Includes $19.7 million of pre-tax transaction costs, associated with the acquisitions of Athena Diagnostics and Celera Corporation. Of these costs, $16.6 million, primarily related to professional fees, was recorded in selling, general, and administrative expenses and $3.1 million of financing related costs were recorded in interest expense, net.

(m)	Represents an estimate of the impact of severe weather in the first quarter of 2011.

(n)
Income tax benefit of $41.3 million associated with the Medi-Cal charge was calculated by applying a combined federal and the applicable state tax rate of 36% to the portion of the settlement for which a tax benefit has been recorded. Income tax benefit of $4.7 million associated with transaction costs was calculated by applying a combined federal and state rate of 39% to those costs for which a tax benefit has been recorded. For the estimated impact of severe weather and the impact of restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 39%.

3)
The following table summarizes the impact to the year over year comparisons for the Medi-Cal charge, restructuring and integration charges, transaction costs, CEO succession costs, and the estimated impact of severe weather on certain reported results for the three and six months ended June 30, 2012 and 2011 (in millions, except per share data):

Three months ended June 30, 2012 and 2011
	Restructuring and Integration Charges			CEO Succession Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$4.6	$—	$(4.6)	$—	$—	$—
Selling, general and administrative	8.0	6.1	(1.9)	3.0	—	(3.0)
Operating income	12.6	6.1	(6.5)	3.0	—	(3.0)
Net income	7.7	3.7	(4.0)	1.8	—	(1.8)
Diluted earnings per common share	0.05	0.03	(0.02)	0.01	—	(0.01)

	Transaction Costs
	2012	2011	Better (Worse)
Cost of services	$—	$—	$—
Selling, general and administrative	—	14.3	14.3
Operating income	—	14.3	14.3
Net income	—	11.3	11.3
Diluted earnings per common share	—	0.07	0.07

Six months ended June 30, 2012 and 2011
	Restructuring and Integration Charges			CEO Succession Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$8.6	$9.0	$0.4	$—	$—	$—
Selling, general and administrative	17.1	10.4	(6.7)	10.1	—	(10.1)
Operating income	25.7	19.4	(6.3)	10.1	—	(10.1)
Net income	15.8	11.8	(4.0)	6.1	—	(6.1)
Diluted earnings per common share	0.10	0.07	(0.03)	0.04	—	(0.04)

	Medi-Cal Settlement			Transaction Costs
	2012	2011	Better (Worse)	2012	2011	Better (Worse)
Cost of services	$—	$—	$—	$—	$—	$—
Selling, general and administrative	—	—	—	—	16.6	16.6
Operating income	—	236.0	236.0	—	16.6	16.6
Net income	—	194.7	194.7	—	15.0	15.0
Diluted earnings per common share	—	1.20	1.20	—	0.10	0.10

	Severe Weather
	2012	2011	Better (Worse)
Cost of services	*	*	*
Selling, general and administrative	*	*	*
Operating income	—	18.5	18.5
Net income	—	11.3	11.3
Diluted earnings per common share	—	0.07	0.07

* The estimated impact on operating costs of severe weather predominantly affects cost of services; with a lesser impact on selling, general and administrative expenses.

4)
Other operating expense, net includes special charges, and miscellaneous income and expense items related to operating activities. For the six months ended June 30, 2011, other operating expense, net included a pre-tax charge of $236 million associated with the Medi-Cal settlement.

5)
Other (expense) income, net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the six months ended June 30, 2012 and 2011, other (expense) income, net includes gains of $3.5 million and $2.3 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans.

6)
In January 2012, our Board of Directors authorized $1.0 billion of additional share repurchases, bringing the total available under share repurchase authorizations at that time to $1.1 billion. For the three months ended June 30, 2012, the Company repurchased 882 thousand shares of its common stock at an average price of $56.70 per share for $50 million. For the six months ended June 30, 2012, the Company repurchased 1.7 million shares of its common stock at an average price of $57.83 per share for $100 million. For the three and six months ended June 30, 2012, the Company reissued 0.7 million shares and 2.2 million shares, respectively, for employee benefit plans. As of June 30, 2012, the Company had $965 million remaining under share repurchase authorizations.

7)
The outlook for adjusted diluted earnings per common share and adjusted operating income as a percentage of net revenues represent management’s estimates for the full year 2012 before the impact of the restructuring and integration charges and CEO succession costs. These measures are presented because management believes they are useful adjuncts to the corresponding amounts determined under accounting principles generally accepted in the United States since they are meaningful to evaluate the Company’s ongoing operating performance and are on a basis consistent with previous estimates of diluted earnings per common share and operating income as a percentage of net revenues. Adjusted diluted earnings per common share and adjusted operating income as a percentage of net revenues are not measures of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to the corresponding amounts determined under accounting principles generally accepted in the United States.

The following table reconciles our 2012 outlook, on an adjusted basis, to the corresponding amounts determined under accounting principles generally accepted in the United States. The outlook, on an adjusted basis, excludes the impact of the restructuring and integration charges and CEO succession costs.

	Outlook for 2012 Before Special Items
		Restructuring and Integration Charges	CEO Succession Costs
	As Reported	(a)	(b)	As Adjusted
Diluted earnings per common share	$4.31 - $4.46	$0.10	$0.04	$4.45 - $4.60
Operating income as a % of net revenues	~ 17.6%	0.3%	0.1%	~ 18%

(a)	Represents pre-tax costs of $25.7 million primarily associated with professional fees and workforce reductions incurred in connection with further restructuring and integrating our business.

(b)	Represents pre-tax costs of $10.1 million related to the succession of our prior CEO.